Exhibit 10.3
GENTEX CORPORATION GRANT AGREEMENT
Participant Name
Participant Address
Dear Participant:
Pursuant to the terms and conditions of the Company’s 2014 Employee Stock Option Plan (the ‘Plan’), you have been granted a Non-Qualified Stock Purchase for ## shares of stock as outlined below.
Granted To: Participant Name
Grant Date: ##/##/####
Granted: XXX
Grant Price: $XX.XX USD Total Cost to Exercise: $XXX.XX USD
Expiration Date: ##/##/####
Vesting Schedule: 5 Year Grant - 1/4 Vesting

Vest Schedule - Options
Vest Date	Vest Quantity
##/##/####	XXX
##/##/####	XXX
##/##/####	XXX
##/##/####	XXX
Total Shares Granted	XXX
I hereby consent to the use of electronic means for entering into any agreement with Gentex Corporation with respect to the granting of non-qualified stock options and for the delivery of securities prospectuses and other materials related to any such agreements. I acknowledge that I have been or will be given adequate opportunity to retain a copy of any such agreements, securities prospectuses, and other materials by printing, downloading, or otherwise. I acknowledge that this consent may be revoked by me by delivery of such revocation in writing to the Plan Administrator at 600 N. Centennial Street, Zeeland, MI 49464, with such revocation to be effective upon actual receipt. Paper versions of any documents referenced are available upon request.
Please review and retain for your records electronic copies of the plan documents, current prospectus for the plan, and a copy of the proxy statement (with annual report) for the latest fiscal year at www.gentex.com.